Nicor Inc.
                                                                        Form 8-K
                                                                    Exhibit 99.1

           NEWS RELEASE

           FOR IMMEDIATE RELEASE          FOR MORE INFORMATION
           April 16, 2004                      Contact:
           630-305-9500
                                          Financial:  Mark Knox, ext. 2529
                                          Media:      Kris Lathan, ext. 2781
                                          Re:  N-912

                      NICOR ANNOUNCES UPDATES ON PENDING
                              LEGAL PROCEEDINGS

           Naperville, IL - Nicor Inc. (NYSE: GAS) announced today that its board of directors has approved an agreement to settle the securities class action litigation that has been pending in federal court in Chicago against the company and certain of its officers since the summer of 2002. Under the terms of the agreement, the claims against the company and the company-related defendants will be dismissed without any finding or admission of wrongdoing or liability. The final settlement is contingent on execution of a formal stipulation of settlement and court approval.

           Under the terms of the agreement, the company will pay $38.5 million to the class. The company continues to pursue coverage from its insurance carriers.

           The company also indicated that while the settlement will have an adverse impact on its first quarter 2004 financial results, it is not expected to have a material adverse impact on the company's liquidity or financial condition.

           Nicor Gas also announced today that the parties to the company's proceedings before the Illinois Commerce Commission regarding the company's Performance Based Rate Program have agreed to a stay of the hearing scheduled for Monday, April 19, 2004 in order to undertake additional third party discovery.
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In a separate development, the company was advised by the SEC Division of
Enforcement that it intended to recommend to the SEC that it bring a civil injunctive action against the company, alleging that the company violated Sections 17(a) of the Securities Act of 1933 and Sections 10(b) and 13(a) of the Securities Exchange Act of 1934 and Rules 10b-5, 12b-20, 13a-1 and 13a-13. The SEC may also seek injunctive relief, disgorgement and civil penalties. The SEC staff invited the company to make a formal response (known as a Wells submission) with respect to the proposed recommendation.

Background information on the events relating to today's announcements can be found in the company's periodic filings with the Securities and Exchange Commission.

Nicor Inc. (NYSE: GAS) is a holding company and is a member of the S&P 500. Its principal businesses are Nicor Gas, one of the nation's largest natural gas distribution companies, and Tropical Shipping, a containerized shipping business serving the Caribbean region. Nicor also owns and has an equity interest in several energy-related businesses. For more information, visit the Nicor Web site at www.nicor.com.
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           Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements about the expectations of Nicor, Inc., its subsidiaries and affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Such forward-looking statement may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "expect," "intend," "may," "planned," "potential," "should," "will," "would," "project," "estimate," or similar phrases. Actual results may differ materially from those indicated in the company's forward-looking statements due to the direct or indirect effects of legal contingencies (including litigation) and the resolution of those issues, including the effects of an ICC review, and undue reliance should not be placed on such statements. Other factors that could cause materially different results include, but are not limited to, weather conditions; natural gas and other fuel prices; fair value accounting adjustments; health care costs; insurance costs; legal costs; borrowing needs; interest rates; credit conditions; economic and market conditions; Caribbean tourism; energy conservations; legislative and regulatory actions; tax rulings or audit results; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles, methods, judgments or estimates; performance of major suppliers and contractors; labor relations; and acts of terrorism. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date of this release. Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this release. -30-